Exhibit 99.1

Revolutionary Chronic Kidney Disease Therapeutics Company ProKidney to Become Publicly Traded via Business Combination with Social Capital Suvretta Holdings Corp. III

•	ProKidney offers a first-of-its-kind, patented disease-modifying autologous cell therapy for treatment of chronic kidney disease (“CKD”)

•

Lead product candidate, REACT®, has potential to slow, stabilize, and even reverse decline in kidney function, delaying the onset of dialysis and potentially delivering significant cost savings to healthcare systems globally

•

REACT® has received Regenerative Medicine Advanced Therapy (“RMAT”) designation, as well as U.S. FDA and European Medicines Agency guidance, for its Phase 3 clinical program; Phase 3 trial launched in the United States on schedule in January 2022

•

Transaction values the combined company at an equity value of $2.64 billion post-money and is expected to provide up to $825 million in gross cash proceeds, including a fully committed PIPE of $575 million, and up to $250 million of cash held in the trust account of Social Capital Suvretta Holdings Corp. III

•

PIPE is led by a $125 million investment from Social Capital, with an additional $50 million from ProKidney’s existing investors, approximately $30 million from Suvretta Capital’s Averill strategy and remaining $370 million from institutional investors and family offices

•	Proceeds will fund REACT®’s Phase 3 development program, accelerate manufacturing buildout, and ultimately prepare for its global commercial launch

Winston-Salem, NC & Palo Alto, CA – January 18, 2022 – ProKidney LP (“ProKidney”), a leading clinical-stage cellular therapeutics company focused on chronic kidney disease (“CKD”), has entered into a definitive agreement to become a publicly traded company via a business combination with Social Capital Suvretta Holdings Corp. III (“SCS”) (Nasdaq: DNAC), a special purpose acquisition company. Upon closing, the transaction will accelerate ProKidney’s mission to change the lives of tens of millions of CKD patients through a first-of-its-kind disease-modifying autologous cellular therapy.

Chronic Kidney Disease: One of the Most Prevalent and Expensive Medical Conditions

CKD leading to kidney failure is one of the most prevalent and expensive medical conditions to treat. Today, more than one in seven U.S. adults – or approximately 15% of U.S. adults – suffer from some form of CKD. If left untreated, many CKD patients progress to end-stage renal disease (“ESRD”) or kidney failure and require dialysis or kidney transplant.

With no known disease-modifying therapies targeting CKD leading to kidney failure, current treatment options are limited to drugs, such as ACEs/ARBs, SGLT2’s, DPP-IV’s, or GLP-1’s, that incrementally slow the loss of kidney function and onset of ESRD and dialysis. These treatments can cause a great economic and emotional burden on patients and their families because they require adjusting many aspects of everyday living.

In 2018, annual Medicare spend on CKD and ESRD was approximately $130 billion. Combined with spend from private health payers, total annual costs to treat CKD and ESRD reached up to $500 billion in the United States alone. This huge economic burden is compounded by a surging number of CKD patients around the world, with prevalence in the United States and the European Union projected to grow by 22% between 2020 and 2040 – expanding to more than 90 million people – underscoring the dire need for a more effective treatment option that can also address the economic burdens associated with treating this disease.

ProKidney Offers a Transformative Therapy to the CKD Challenge

ProKidney’s lead product candidate, REACT® (Renal Autologous Cell Therapy), has the potential to not only slow the progression of CKD, but in some cases drive meaningful improvement in kidney function – a groundbreaking first in CKD therapies.

A cell therapy product produced from a patient’s own kidney cells, REACT® comprises a proprietary mixture of progenitor cells that have been grown and purified, so they can be placed back into the patient’s kidney. This minimally invasive procedure, starting with a standard biopsy, provides the cells that harness the body’s intrinsic ability to repair and restore damaged kidney tissue. The reinjection procedure has been shown to be safer than contemporary biopsy and renal failure treatment options, such as dialysis and organ transplant.

REACT® is the outcome of almost 20 years of development by ProKidney and its predecessors, including working on the basic science and mechanism of action, the proprietary cell admix and manufacturing process, the minimally invasive outpatient injection procedure and, most recently, running Phase 1 and Phase 2 clinical trials. ProKidney’s patented REACT® therapy is part of its broad-based intellectual property (“IP”) strategy. The company has filed more than 200 patents worldwide for its product, cell admix, and manufacturing process.

Strong Initial Clinical Results and Path to Commercialization for REACT®:

•	Promising interim data from Phase 2 clinical trial in diabetic patients with CKD stages 3a, 3b, and 4 (moderate-to-severe kidney disease):

•	Majority of patients achieved disease stabilization or improved kidney function.

•	Improvement in kidney function significantly reduces risk of ESRD or need for kidney transplant.

•	Phase 3 clinical trial launch:

•

As a result of its performance in Phase 1 and 2 trials, ProKidney’s REACT® has received Regenerative Medicine Advanced Therapy (“RMAT”) designation, allowing for ongoing and regular interaction with regulators during the Phase 3 program.

•	The Phase 3 program, initiated in January 2022, may enroll up to 1,500 participants with primary analysis projected to occur in 2025.

•	Opportunity to make a difference for millions of patients globally while potentially delivering significant cost savings for the healthcare system:

•	>75 million CKD patients in the United States and the European Union.

•	CKD patient population in the United States and the European Union is projected to grow by 22% between 2020 and 2040, in part due to the escalating prevalence of diabetes, obesity, and heart disease.

•

Initial REACT® target market: 4-5 million diabetic patients with CKD stages 3a, 3b, and 4 at very high risk of renal failure with severe albuminuria and eGFR’s between 20-50 ml/min/1.73m2 in the United States.

•

With the potential to delay or prevent ESRD, REACT® has the potential to drive significant cost savings over the long term. Today, ESRD patients remain on dialysis for 5-10 years on average, which costs an average of $93,000 per patient per year, with Medicare (and up to 4x more for private insurers).[1]

[1]

United States Renal Data System—USRDS 2020 Annual Report (https://adr.usrds.org/2020/about-the-new-adr), National Kidney Foundation (https://www.kidney.org/atoz/content/dialysisinfo#how-long-can-you-live-dialysis)

•	By improving patients’ quality of life, the treatment may also reduce the use of medication.

•

Over time, and subject to receipt of regulatory approvals, ProKidney intends to expand to the European Union and additional markets, including China, Japan, Korea, the Middle East, Latin America, Australia, and New Zealand, as well as into additional indications, including congenital anomalies of the kidney, polycystic kidney disease, and other genetically based kidney diseases.

•	Robust manufacturing capabilities and clear go-to-market strategy:

•	ProKidney has a comprehensive manufacturing plan to achieve its supply goals, with commercial launch of REACT® targeted for late 2025 to mid-2026.

•	While conducting the Phase 3 development program, ProKidney will build a launch facility program with manufacturing capabilities initially targeting supply for 20,000 patients per year.

•	Post launch, ProKidney plans to build additional manufacturing facilities with the ability to serve an additional 40,000 to 45,000 patients per year.

ProKidney’s management team, led by Founder and CEO Tim Bertram, brings over 200 years of combined experience in the discovery, development, manufacturing, and commercialization of biotechnology, pharmaceutical, and device products. ProKidney also has an experienced board led by chairman Pablo Legorreta, founder and CEO of Royalty Pharma (Nasdaq: RPRX), the world’s largest publicly listed acquirer of pharmaceutical royalty streams, bringing broad financial and scientific expertise with his successful track record in biopharma development and investing. The ProKidney board of directors also includes Dr. Brian Pereira, president and CEO of Visterra, Inc., former president and board member of the National Kidney Foundation and former editor of the widely read textbook “Chronic Kidney Disease, Dialysis, and Transplantation.”

Management Comments

Tim Bertram, Founder and CEO of ProKidney, said: “Affecting more than 75 million patients in the United States and the European Union alone, CKD is one of the most challenging and burdensome chronic conditions to treat. For the first time, we have a multimodal approach to not only slow the onset of CKD, but in some cases reverse the loss of the kidney’s function. Through our advancements in cellular therapies, ProKidney can help usher in a new era of better health for millions of CKD patients living with the fear of kidney failure and a life on dialysis. With the support of the Social Capital Suvretta team, we are excited to enter this critical next stage of our journey, bringing the promise and potential of our revolutionary REACT® therapy to market and improving the wellbeing of people around the world.”

Pablo Legorreta, Founder and CEO of Royalty Pharma and Chairman of the ProKidney board, said: “I have been inspired both by the science behind ProKidney’s novel approach to treating CKD and the keen focus of the ProKidney team on curing this intractable disease. This transaction is a validation of ProKidney’s momentum and, most importantly, will support ProKidney’s efforts to complete Phase 3 and eventually deploy the pioneering REACT® therapy, bringing hope to the treatment of a medical condition like CKD that is so pervasive and takes such a toll on people’s lives.”

Dr. Brian J. G. Pereira, a member of the ProKidney board, added: “ProKidney’s innovations in autologous cell therapy represent a transformational advance both for patients suffering from chronic kidney disease and the field of nephrology. The deep experience of the ProKidney leadership team has the company well positioned to continue advancing the clinical development of REACT®, which recently began a Phase 3 study. With my fellow board members, I am excited to work closely with Tim Bertram and his talented colleagues to help guide the company towards success.”

Chamath Palihapitiya, Founder and CEO of Social Capital and Chairman and CEO of SCS, said: “For decades, healthcare providers have been limited to addressing the symptoms of CKD – largely through burdensome regimens like dialysis – with no cure for the underlying disease. As a result, most CKD patients are left to endure an incredibly difficult quality of life, and the healthcare system shoulders hundreds of billions of dollars in costs.”

Palihapitiya continued, “ProKidney has the opportunity to change the way we approach and treat CKD, with promising early results from clinical trials of REACT® demonstrating an ability to regenerate kidney function. This is a potential game-changer for one of the most prevalent and expensive diseases, and we look forward to working closely with the ProKidney team to execute the Phase 3 clinical trial and bring this revolutionary treatment to market.”

Transaction Overview and Use of Proceeds

The transaction is expected to deliver up to $825 million in gross cash proceeds, including the contribution of up to $250 million of cash held in SCS’s trust account, assuming no redemptions by SCS public shareholders, and a fully committed PIPE of $575 million at $10 per share. These proceeds will be primarily used to fund REACT®’s Phase 3 development program, accelerate ProKidney’s manufacturing buildout, and ultimately prepare for the global commercial launch of REACT®.

The PIPE is led by a $125 million contribution from Social Capital, with an additional $50 million from ProKidney’s existing investors, approximately $30 million from Suvretta Capital’s Averill strategy with the remaining $370 million coming from institutional investors and family offices. Existing ProKidney equity holders will roll 100% of their equity into the combined company and will be eligible to receive up to 17.5 million additional SCS shares pursuant to an earnout based on ProKidney’s future stock performance. Existing ProKidney shareholders and management have also committed to lock up 50% of their equity interests until the earlier of five years or regulatory market authorization, including full or conditional authorization, to market its lead product candidate, REACT®, subject to certain customary exceptions.

Upon closing of the transaction, the combined company will trade on the Nasdaq under the symbol “PROK.”

The transaction, which has been approved by the boards of directors of both SCS and ProKidney and ProKidney’s equity holders, is expected to close in the third quarter of 2022 and is subject to approval by SCS’s shareholders and other customary closing conditions.

Advisors

Citigroup acted as sole financial advisor and capital markets advisor to ProKidney. Citigroup, Morgan Stanley, Evercore, Jefferies, and UBS acted as placement agents for a portion of the PIPE. BofA Securities acted as capital markets advisor to SCS. Wachtell, Lipton, Rosen & Katz acted as legal advisor to SCS. Davis Polk & Wardwell LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C acted as legal advisors to ProKidney. Winston & Strawn LLP is serving as legal advisor to the PIPE placement agents.

Investor Conference Call

Management of ProKidney and SCS will host an investor conference call on January 18, 2022 at 8:30 AM ET to discuss the proposed transaction and review an investor presentation. For those investors who wish to participate, the conference call can be accessed by visiting https://event.on24.com/wcc/r/3602752/C2E94A9D14259A264041F77877894F94.

About ProKidney

ProKidney, a pioneer in the treatment of chronic kidney disease (CKD) through innovations in cellular therapy, was founded in 2015 after a decade of research. ProKidney’s lead product candidate, REACT® (Renal Autologous Cell Therapy), is a first-of-its-kind, patented disease-modifying autologous cellular therapy with the potential to not only slow and stabilize the progression of CKD, but in some cases drive meaningful improvement in kidney function. REACT® has received Regenerative Medicine Advanced Therapy (RMAT) designation, as well as FDA and EMA guidance, supporting an immediate start to its Phase 3 clinical program, which launched on schedule in January 2022. For more information, visit www.prokidney.com.

About Social Capital

At Social Capital, we make big bets on transformational ideas, technology, and people. We strategically invest in smart, profit-minded opportunities and forward-thinking social investments that have the potential to shape a better future. We do this from a balance sheet of permanent capital to support entrepreneurship at all stages. This allows us more flexibility to double down on our convictions, without the limitations of traditional fund structures, and gives founders the runway and resources necessary to succeed. We believe in the outsized potential of for-profit businesses to drive impact in the world. We aim to set a new standard for what capitalism can be. To learn more about Social Capital, visit https://www.socialcapital.com/.

About Social Capital Suvretta Holdings Corp. III

Social Capital Suvretta Holdings Corp. III is led by Chamath Palihapitiya and Kishen Mehta and is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The company is focused on businesses operating in the biotechnology industry and within the organ space subsector. To learn more about Social Capital Suvretta Holdings, visit https://www.socialcapitalsuvrettaholdings.com/.

Additional Information and Where to Find It

In connection with the proposed transaction, Social Capital Suvretta Holdings Corp. III (“SCS”) intends to file a preliminary proxy statement and a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF SCS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. HOWEVER, THIS DOCUMENT WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. IT IS ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the shareholders of SCS as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov.

The documents filed by SCS with the SEC also may be obtained free of charge at SCS’s website at https://www.socialcapitalsuvrettaholdings.com/dnac or upon written request to 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052.

Participants in the Solicitation

SCS and ProKidney, LP (“ProKidney”) and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from SCS’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction between ProKidney and SCS will be contained in the proxy statement when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between ProKidney and SCS. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the price of SCS’s securities, (ii) the risk that the proposed transaction may not be completed by SCS’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SCS, (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the definitive agreement related to the business combination between SCS and ProKidney (the “Business Combination Agreement”) by the shareholders of SCS and the satisfaction of the minimum cash condition, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the private placement entered into in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vii) the effect of the announcement or pendency of the transaction on ProKidney’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of ProKidney and potential difficulties in ProKidney employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against ProKidney or against SCS related to the Business Combination Agreement or the proposed transaction, (x) the ability to maintain the listing of SCS’s securities on a national securities exchange, (xi) the price of SCS’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which SCS plans to operate or ProKidney operates, variations in operating performance across competitors, changes in laws and regulations affecting SCS’s or ProKidney’s business, and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities and (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of SCS’s registration on Form S-1 (File No. 333-256725), SCS’s quarterly report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 15, 2021, the final proxy statement of SCS, when available, including those under “Risk Factors” therein and other documents filed by SCS from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ProKidney and SCS assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither ProKidney nor SCS gives any assurance that either ProKidney or SCS, or the combined company, will achieve its expectations.

Contact Information

ProKidney:

Investors

Lee Roth

lroth@burnsmc.com

Social Capital Suvretta:

Media

Reze Wong

reze@socialcapital.com

Kerry Golds / Kala Krishnan

kerry.golds@fgh.com / kala.krishnan@fgh.com

scs-us@fgh.com